SWISS RE FINANCIAL PRODUCTS CORPORATION
55 East 52nd Street
New York, New York 10055
Fax: (917) 322-7201/Phone: (212) 407-7322

DATE:	August 31, 2007

TO:	Supplemental Interest Trust, Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N c/o U.S. Bank, National Association One Federal Street, 3rd Floor Boston, MA 02110 ("Party B")

FROM:	Swiss Re Financial Products Corporation (“Party A”)

RE:	Interest Rate Cap Transaction

Dear Sir or Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of August 31, 2007, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1.	The Cap Transaction to which this Confirmation relates is a Rate Swap Transaction, the terms of which are as follow:

General Terms

Trade Date:	August 28, 2007

Effective Date:	August 25, 2010

Termination Date:	August 25, 2012, subject to adjustment in accordance with the Following Business Day Convention

Notional Amount:	See Amortization Schedule, Schedule A

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	August 31, 2007, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:
USD 65,870; Lehman Brothers Holdings Inc. (on behalf of Party B) shall pay to Party A the Fixed Amount on or prior to August 31, 2007. This Upfront Payment and the payment due on the same date under confirmation Ref. No. 1864746 (each between Party A and Party B) is reflected in the net amount of USD 1,499,130 payable to Lehman Brothers Holdings Inc. (for the benefit of Party B) on the same date as reflected herein.

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing on September 25, 2010 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment, one (1) Business Day preceding each Floating Rate Payer Period End Date.

Cap Rate:	With respect to each Calculation Period, as set out in Schedule A attached hereto.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

	Reset Dates:	The first day of each Calculation Period.

	Compounding:	Inapplicable

Business Day:
Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in (1) the city in which the Corporate Trust Office of Party B is located or (2) the States of New York, Colorado or Illinois are closed.

2.	Procedural Terms:

	Calculation Agent:	Party A

	Offices:	The Office of Party A for the Swap Transaction is New York

Account Details:

	Payments to Party A:	JPMorgan Chase Bank SWIFT: CHASUS33 Account of: Swiss Re Financial Products Account No.: 066-911184 ABA# 021000021

	Payments to Party B:	U.S. Bank Corporate Trust Services ABA# 091-000-022 DDA# 173-103-321-118 Ref: LXS 2007-16N, Group 2 Interest Rate Cap Account Attn: J. Byrnes

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning it to us by facsimile to:

Swiss Re Financial Products Corporation
Attention: Derivatives Documentation
Fax: (917) 322-7201 Phone: (212) 407-7322

SWISS RE FINANCIAL PRODUCTS CORPORATION

By:

Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE ON BEHALF OF THE TRUST, LEXHMAN XS TRUST MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-16N

By:

Name:
Title:

SCHEDULE A to the Confirmation dated as of August 31, 2007,
Re: Reference Number 1864820
Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention

From and including	To but excluding	Notional Amount (USD)	Cap Rate
8/25/2010	9/25/2010	6,637,642.00	6.75%
9/25/2010	10/25/2010	6,315,058.00	6.75%
10/25/2010	11/25/2010	6,008,152.00	6.75%
11/25/2010	12/25/2010	5,716,161.00	6.75%
12/25/2010	1/25/2011	5,438,361.00	6.75%
1/25/2011	2/25/2011	5,174,062.00	6.75%
2/25/2011	3/25/2011	4,922,607.00	6.75%
3/25/2011	4/25/2011	4,683,373.00	6.75%
4/25/2011	5/25/2011	4,455,765.00	6.75%
5/25/2011	6/25/2011	4,239,219.00	6.75%
6/25/2011	7/25/2011	4,033,196.00	6.75%
7/25/2011	8/25/2011	3,837,187.00	6.75%
8/25/2011	9/25/2011	3,650,703.00	6.75%
9/25/2011	10/25/2011	3,473,282.00	6.75%
10/25/2011	11/25/2011	3,304,484.00	6.75%
11/25/2011	12/25/2011	3,143,889.00	6.75%
12/25/2011	1/25/2012	50,887,301.00	6.75%
1/25/2012	2/25/2012	47,566,159.00	6.75%
2/25/2012	3/25/2012	43,624,273.00	6.75%
3/25/2012	4/25/2012	39,491,439.00	6.75%
4/25/2012	5/25/2012	35,873,819.00	6.75%
5/25/2012	6/25/2012	37,978,106.00	6.75%
6/25/2012	7/25/2012	31,022,653.00	6.75%
7/25/2012	8/25/2012	18,825,112.00	6.75%